Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-249513, 333-252628, 333-239497, and 333-218229 on Form S-3, Registration Statement Nos. 333-191520, 333-191521, 333-196198, 333-205903, 333-256225 and 333-214599 on Form S-8, and Registration Statement No. 333-215284 on Form S-1 of our report dated March 30, 2022, relating to the consolidated financial statements of Vyant Bio, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 30, 2022